Exhibit 24

                                POWER OF ATTORNEY

     Each person whose signature appears below does hereby make, constitute and appoint Donald S. Shaffer, James J. Hagan and Susan S. Lanigan and each of them, with full power to act as his or her true and lawful attorneys-in-fact and agents, in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of Dollar General Corporation, a Tennessee corporation (the "Company"), one or more Registration Statements of the Company on Form S-8 (the "Registration Statements") for the registration of the Company's Common Stock and plan interests in connection with the Dollar General 401(k) Savings and Retirement Plan, as such Plan may be amended, modified or restated from time to time, and any and all amendments to the Registration Statements (including post-effective amendments), and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Act"), and any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities laws of the United States, and any state or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has hereunto subscribed this power of attorney on the dates indicated below.



Signature                                Capacity             Date
---------                                --------             ----

/s/ David L. Bere
----------------------------             Director             December 28, 2002
DAVID L. BERE

/s/ Dennis C. Bottorff
----------------------------             Director             December 20, 2002
DENNIS C. BOTTORFF

/s/ Barbara L. Bowles
----------------------------             Director             December 20, 2002
BARBARA L. BOWLES

/s/ James L. Clayton
----------------------------             Director             January 21, 2003
JAMES L. CLAYTON

/s/ Reginald D. Dickson
----------------------------             Director             January 21, 2003
REGINALD D. DICKSON

/s/ E. Gordon Gee
----------------------------             Director             January 21, 2003
E. GORDON GEE

/s/ John B. Holland
----------------------------             Director             January 21, 2003
JOHN B. HOLLAND

/s/ Barbara M. Knuckles
----------------------------             Director             January 21, 2003
BARBARA M. KNUCKLES

/s/ James D. Robbins
----------------------------             Director             January 21, 2003
JAMES D. ROBBINS

/s/ Cal Turner
----------------------------             Director             January 21, 2003
CAL TURNER

/s/ David M. Wilds
----------------------------              Director            January 21, 2003
DAVID M. WILDS

/s/ William S. Wire, II
----------------------------              Director            January 21, 2003
WILLIAM S. WIRE, II

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